U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               FORM 8-K/A


                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)  February 17, 1997


                      GENERAL PARCEL SERVICE, INC.
          (Exact Name of Small Business Issuer in Its Charter)



                           State of Florida
             (State or Other Jurisdiction of Incorporation)


   	    	33-30123-A 			                        59-2576629
   (Commission File Number)   	           (I.R.S. Employer
                                           Identification No.)


        8923 Western Way, Suite 22     Jacksonville, FL  32256
     (Address of Principal Executive Offices)        (Zip Code)


                           (904) 363-0089
                   (Registrant's Telephone Number)

Item # 4:	Changes in Registrant's Certified Accountant

On February 17, 1997, General Parcel Service, Inc. dismissed Grenadier, Collins, Mencke & Howard, LLP and engaged Price Waterhouse L.L.P. as its Certified Accountant. The change in Certified Accountants resulted from the Registrant's announced plans to form an Atlanta based holding company and seek to acquire other trucking companies. The auditor's reports for the last two fiscal years did not contain adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants has been passed upon by the Board of Directors. During the most recent two fiscal years and subsequent interim period through the date of dismissal, there were no disagreements with Grenadier, Collins, Mencke & Howard, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item # 7:	Exhibits

Exhibit 	Letter from Grenadier, Collins, Mencke & Howard, LLP
         stating their agreement with the disclosure in Item # 4.

SIGNATURE

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL PARCEL SERVICE, INC.

By: /s/ Wayne N. Nellums
   ---------------------------
   Wayne N. Nellums, Vice President,
   Chief Financial Officer and Secretary


Date: March  21, 1997
     ----------------

EXHIBIT

          Grenadier, Collins, Mencke & Howard, LLP
               CERTIFIED PUBLIC ACCOUNTANTS
                Quadrant II at Southpoint
             4656 Salisbury Road, Suite 300
               Jacksonville, Florida 32256


March  21, 1997

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Gentlemen:

We have read the statements made by General Parcel Service, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A as part of the Company's Form 8-K/A report dated February 17, 1996. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

Sig. of Grenadier Collins Mencke & Howard LLP

GRENADIER, COLLINS, MENCKE & HOWARD, LLP